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                                                                    EXHIBIT 5.1


                          Gardner, Carton & Douglas
                      321 North Clark Street, Suite 3400
                           Chicago, Illinois 60610


                                June 23, 1997

SPX Corporation
700 Terrace Point Drive
Muskegono, Michigan  49443

     Re: Registration Statement on Form S-8

Ladies and Gentlemen:

     We have acted as counsel to SPX Corporation, a Delaware corporation (the "Corporation"), in connection with the filing of a Registration Statement on Form S-8 by the Corporation under the Securities Act of 1933, as amended (the "Registration Statement"), which Registration Statement registers (i) 1,205,000 shares of Common Stock of the Corporation, par value $10 per share (the "Common Stock"), reserved for issuance upon the exercise of options granted to various executive officers under Non-Qualified Stock Option Agreements and (ii) 155,000 shares of Common Stock granted to various executive officers under Restricted Shares Agreements. The Non-Qualified Stock Option Agreements and the Restricted Shares Agreements shall be referenced together as the "Agreements." In our capacity as counsel, we have reviewed the Certificate of Incorporation and By-laws of the Corporation, both as amended to date, the Registration Statement, the Agreements, the originals or copies of corporate records reflecting the corporate action taken by the Corporation in connection with the approval of the Agreements and the issuance of the Common Stock under the Agreements and such other instruments as we have deemed necessary for the issuance of this opinion.

     Based upon the foregoing, we are of the opinion that the Common Stock to be offered under the Agreements has been duly authorized by all requisite action on the part of the Corporation and, when issued in accordance with the terms and conditions of the Agreements, will be legally issued, fully paid and non-assessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended.

                                           Very truly yours,

                                           GARDNER, CARTON & DOUGLAS